Exhibit 10.2

Investment Cooperation Agreement

This Investment Cooperation Agreement (hereinafter referred to as “this Agreement”) is made and entered into by and between the following parties in Shenzhen, the People’s Republic of China (hereinafter referred to as “China”) on May 19, 2016 (hereinafter referred to as “the Date of Signature”):

Party A:  Shenzhen PowTech Equity Investment LP

Domicile:  Room 201, Building A, Qianwan No.1 Rd., Qianhai District, Shenzhen

Managing Partner:  Liping Zhao

Party B:  Shenzhen Highpower Technology Co., Ltd.

Registered Address:  Bldg. 1, No. 68, Xinsha Road, Pinghu Street, Longgang District, Shenzhen

Legal Representative:  Pan Dangyu

Party C:  Pan Dangyu

Domicile:  Room 604, Elevator 2, Bldg. 34, No. 463 Yard, Shougouling Road, Tianhe District, Guangzhou

The Borrower, the Lender and the Guarantor in this Agreement are hereinafter referred to collectively as “the Parties” and individually as “one Party”.

Whereas:

1.  Party A is an equity investment company;

2.  Party B is a limited liability company duly established and validly existing under the laws of China and a provider of overall solutions for Nickel-Hydrogen charging batteries of China and other clean energy sources; and

3.  Party C is the actual controller of Party B.

Party A, main management of Party B, and Party C propose to subscribe the shares targeted additionally issued by Anshan Co-Operation (Group) Co., Ltd. (hereinafter referred to as “Anshan Co-Operation”), and Anshan Co-Operation shall use the subscribed capital for increasing capital (hereinafter referred to as “the Investment”) to all new energy assets owned by Party C at home, including Party B’s new energy assets; meanwhile, Party A shall provide Party b with a loan equivalent to the shares-subscribing money for Party B’s business development prior to implementation of the Investment and as the premise for participating in targeted additional issuance of shares by Anshan Co-Operation (hereinafter referred to as “the Loan”).

Through friendly consultation, the Parties achieve the terms and conditions of this Agreement as follows:

1.  Loan.

1.1.  Party A agrees to provide Party B with a loan of RMB20,000,000.00 according to the terms and conditions of this Agreement. The Loan shall not be used for any purpose other than Party B’s business development, except otherwise agreed by Party A in written form in advance. Party B agrees to borrow the said Loan according to the terms and conditions of this Agreement.

1.2.  Party A agrees to pay RMB20,000,000.00 to the Borrower’s designated account agreed in sub-clause 1.3 of this Agreement within five working days after signature of this Agreement.

1.3.  To receive the Loan from Party A, Party B has opened a bank account with the specific information as follows:

Opening Bank:  Bank of China Shenzhen Pinghu Sub-branch

Account Name:  Shenzhen Highpower Technology Co., Ltd.

Account No.:  744 5579 38816

On the date of receiving of the Loan in full, Party B shall issue an acknowledgement receipt to Party A, indicating the time of receiving and amount of the full Loan. Party B shall sign the receipt for confirmation.

1.4.  Party C agrees to make warranty to Party A and irrevocably and unconditionally agrees to perform Party B’s obligations and responsibilities under the Loan Agreement and bear joint and several suretyship liability for Party A, including but not limited to timely and full repayment of the Loan principal and other relevant expenses (including but not limited to penalty, damages and debt recovery cost, if any).

1.5.  The time limit of the Loan (hereinafter referred to as “the Loan Term”) shall be till the date when Anshan Co-Operation transfers the Borrower’s increased capital to the special account for increased capital but shall not be later than August 31, 2017.

1.6.  The Parties agree that the annual interest rate of the Loan under this Agreement is [5.66%] (30% higher than the interest rate for one-year RMB loans of the same period). Interest of the Loan shall be calculated on the basis of 360 days a year and shall be charged according to the actual amount withdrawn and the number of days of occupation from the date of withdrawal.

2.  Repayment.

2.1.  Party B shall repay Party A the Loan in full and the interest thereof prior to expiration of the Loan Term. Party B shall make repayment in full to the bank account then notified by Party A in written form.

2.2.  Party B promises to repay Party A’s principal and interest of the Loan in full in a lump sum within five working days after the increased capital is transferred to the special account for increased capital. Party C shall bear joint and several suretyship liability for Party B’s obligation of repayment under this Agreement.

2.3  After notifying Party A in written form, Party B may prepay all or part of the Loan and interest thereof prior to expiration of the Loan Term.

3.  Investment.

3.1.  Party A shall invest RMB20,000,000.00 for subscribing the shares targeted additionally issued by Anshan Co-Operation.

3.2.  Party C promises and ensures to promote Party A or the third party designated by Party A to subscribe the shares of Anshan Co-Operation and the total amount of Investment shall not be lower than RMB20,000,000.00, except that Party A or the third party designated by Party A does not meet the subscription qualifications and the Investment is not approved by Anshan Co-Operation or the internal decision-making department of Party B.

4.  Breach of contract and liability for breach of contract.

4.1.  Breach of contract

The Party concerned shall be deemed as having conducted breach of contract (hereinafter referred to as “Breach”) if:

(a)  Party B uses the Loan hereunder for other purpose not agreed in this Agreement;

(b)  Party B delays in repayment of the principal and interest of the Loan;

(c)  Party A or the third party designated by Party A is unable to subscribe the shares targeted additionally issued by Anshan Co-Operation due to causes attributable to Party B and/or Party C, unless otherwise provided herein;

(d)  Party B and/or Party C violates other stipulations of this Agreement.

4.2.  Liability for breach of contract:

4.2.1.  In the event that Party B delays repayment of the principal and interest, Party B shall pay Party A 0.1% of the principal and interest of the Loan as late fee per each day overdue.

4.2.2.  When the Event of Default by a Party (the “Breaching Party”) occurs, the non-breaching Party shall be entitled to take one or several of the following remedies to protect its rights:

(1)  To require the Breaching Party to cure the default and continue to perform its obligations;

(2)  To suspend the performance of its obligations until the Breaching Party has cured the default; the non-breaching Party shall not be deemed to have failed to perform or delayed in performing its obligations if it suspends its performance of obligations according to this paragraph;

(3)  To unilaterally terminate this Agreement by issuing written notice, and such termination notice shall enter into force on the date of issuance; however, the non-breaching Party shall not be deemed to have waived any right to require the Breaching Party to bear liabilities for default according to laws when it issues a unilateral notice of termination;

(4)  To require the Breaching Party to indemnify the non-breaching Party against all economic losses,  including the expenses actually incurred for the loan, other foreseeable economic losses, and the expenses incurred by the non-breaching Party for litigation or arbitration in connection therewith; and

(5)  Other types of remedies agreed or stipulated by the laws and regulations.

5.  Confidentiality.

The Parties acknowledge and confirm that any oral or written materials in connection with this Agreement or its contents or exchanged by the other Party for the preparation or performance of this Agreement or this transaction shall be deemed confidential information. Each Party shall keep confidentiality of all of such confidential information, and shall not disclose any confidential information to any third parties without the prior written consent of the other Party, except for the information as follows:(a)any information known to the public (only applicable when such information is not disclosed to the public by the receiving Party of confidential information without authorization);(b)any information to be disclosed as required by the applicable laws and regulations, stock trading rules or orders of government agencies or courts; or (c) information needed to be disclosed by any Party to its affiliates, legal or financial advisors in connection with the transaction contemplated hereunder on this transaction, provided that such affiliates, legal or financial advisors shall comply with confidentiality responsibilities similar to those set forth hereunder. In the event that any employee of a Party or any agency hired by a Party violates the confidential clause, such Party shall be deemed to have violated the confidential clause and shall be subject to liabilities for default. This section shall survive after this Agreement is terminated for whatever reasons.

6.  Governing Law and Dispute Resolution.

6.1.  This Agreement shall be governed by PRC laws in respect of its execution, performance, validity, interpretation, amendment and termination and so it is with resolving the disputes.

6.2.  Each Party hereto shall resolve disputes arising from the interpretation or performance of this Agreement through friendly negotiation. If a dispute is unable to be settled within ten (10) days after one Party gives to the other Party a written notice on requesting consultation on the dispute, any party may submit the dispute to Shenzhen Arbitration Commission and arbitration shall be made according to the effective arbitration rules of the Commission and the following provisions in Shenzhen:

(a)  Arbitration shall be made in Chinese. The arbitral tribunal is composed of three (3) arbitrators. The applicant and the respondent each shall designate one arbitrator, and the arbitration center shall designate the third arbitrator;

(b)  The arbitral award shall be final and binding upon the Parties, and shall be enforced according to the clauses of the award.

(c)  The arbitration fee shall be borne by the losing party ruled in the arbitral award.

6.3.  During the consultation and arbitration period, the Parties shall continue to perform this Agreement without interruption, except the matters in dispute.

7. Miscellaneous.

7.1.  This Agreement shall come into force as of the date of the signature of the Parties.

7.2.  Amendment and supplementation to this Agreement shall be made in written form. Any and all amendment agreements and/or supplementary agreements to this Agreement amongst the Parties hereto shall be an integral part of this Agreement and have the same equal legal force as this Agreement.

7.3.  Without the other parties’ written consent, any Party may not transfer to a third party all or part of its rights and obligations under this Agreement. However, the Lender may at any time transfer to the Lender’s affiliated party all or part of its rights and obligations under this Agreement (including but not limited to the loan provided by the affiliated party of the Lender).

7.4.  This Agreement is originally written in Chinese and made out in three originals for the Parties hereto each holding one, which shall be equally authentic.

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IN WITNESS WHEREOF, the authorized representatives of the Parties hereto sign this Agreement on the date first above written.

Party A:  Shenzhen PowTech Equity Investment LP

Signature:  Liping Zhao (Signature and official seal)

Party B:  Shenzhen Highpower Technology Co., Ltd. (Official Seal)

Shenzhen Highpower Technology Co., Ltd. (Official Seal)

Legal Representative (or Authorized Representative):

Party C:  Pan Dangyu

Signature:  Pan Dangyu (Signature)